Exhibit 10.23

Farm Lease and Security Agreement
Crop Share

Parties:  This Farm Lease and Security Agreement is made and entered into this 30th day of April, 2006, by and between Advanced BioEnergy, LLC, property owner, (Collectively referred to herein as the “OWNER”), and Bettger Bros., hereinafter referred to as the OPERATOR.

Property:  The OWNER leases to the OPERATOR the following described property in the Northeast Quarter of Section Thirty-six, Township Eight, North Range Three West of the 6th PM, County of Fillmore, State of Nebraska consisting of ≈70 acres, excepting therefrom all rights to hunt, fish, trap or otherwise take or harvest fish and game upon the Property, all of which rights (including the right to lease) are reserved to the OWNER, its successors and assigns.

Term:  The term of this Lease shall begin on 4-30-06, and shall end on December 31, 2007 without notice of any type being required of the OWNER, unless expressly required by applicable State Law.  Provided, however, that the OWNER may terminate this lease at any time upon the OPERATOR’S failure to timely pay the full amount of any rent due hereunder.  To assist OPERATOR with planning for seed corn isolation, this contract shall renew for an additional 12 months when notice is received and accepted by OWNER from OPERATOR 12 months prior to the end of each term.

Rent:  The OPERATOR shall pay rent to the OWNER, as follows:

30% of all grain produced.

Expenses:  Except as otherwise specified herein, all expenses incident to the operation of the property during the term of this lease shall be paid by the OPERATOR.

Farm Programs:  All decisions concerning participation of this property in any Local, State, or Federal agricultural, conservation or similar programs shall be at the discretion of the OWNER in accordance with the Crop Plan.  Any division of payments shall be in conformity with applicable governmental laws and regulations.

It is mutually understood and agreed that if the OPERATOR a) receives any advanced government program payments for the farm year covered by this lease or any subsequent year, and b) fails or refuses to comply with the terms and conditions of this lease, and c) is terminated by the OWNER as the OPERATOR under this lease for any reason, then the OPERATOR agrees to immediately return the advanced government program payments.  As determined by the Farm Service Agency, the payments shall either be returned to the FSA, or paid to the new tenant to whom the property is leased for the applicable farm year.

Operating Covenants:

1.                                      Assignment – Subleasing:  OPERATOR agrees not to assign this lease to any other person, nor sublease all or any part of the farm property described herein without the written permission of OWNER.  For the purpose of this section, an assignment of this lease shall be deemed to have taken place when all, or substantially all of the agricultural operations are performed by hired labor or by one or more third parties hired by the OPERATOR to perform agricultural operation on a custom basis.

2.                                      Right to Enter:  The OWNER, its agents, assigns, or contractors shall have the right to go upon the premises at any time to inspect the same or to make repairs or improvements thereon, or for any other purposes incidental to the management of the property.

3.                                    Litigation:  In the event of default by the OPERATOR resulting in the OWNER employing an attorney for the purpose of enforcing any provision of this Lease or regaining possession of the property, the OPERATOR agrees to pay the OWNER’S reasonable attorney’s fees and expenses on demand.  Delinquent payment shall draw interest at 18% per annum.

4.                                    Default:  All covenants and agreements contained in this Lease are declared to be conditions of the lease for the term demised to the OPERATOR.  Should the OPERATOR default in the performance of any covenant, condition or agreement contained herein, the OWNER may terminate the agreement as provided herein, and/or bring an action for damages, performance, or other suitable remedy in a court of competent jurisdiction.  Any waiver, or failure by the OWNER to strictly enforce any provision of this agreement shall not be deemed to restrict or limit the OWNER’S ability to strictly enforce said provision at any time thereafter.

5.                                    Failure to Perform/Right of Entry:  The OPERATOR agrees that if he or she fails to diligently perform any agricultural activity provided for hereunder for the proper operation and management of the premises at the proper time, or in the proper manner, or if he or she fails to follow crop plan or assigns this lease or subleases the premises in whole or in part, the OWNER may, after giving the OPERATOR 72 hours written notice, personally delivered to the OPERATOR, or sent to the OPERATOR’S last known address by U.S. Mail, postage pre-paid, either (a) declare this lease to be terminated and take immediate possession of the premises, and/or (b) enter upon the premises in person or by agent or contractor and perform the necessary agricultural activities which the OPERATOR should have done, and the OWNER shall add all expenses incurred therewith to the rent to be paid hereunder, the same to be immediately due and bear interest until paid at the rate set forth under Operating Covenant 3.

6.                                    Insolvency of OPERATOR:  The insolvency of the OPERATOR, a receiver being appointed to take possession of all or substantially all of the property of the OPERATOR, Or the making of a general assignment for the benefit of creditors by the OPERATOR shall, to the extent allowed by law, entitle the OWNER to terminate the lease and immediately re-enter and regain possession and operation of the premises.

7.                                    Sale and Removal of Crops:  The OPERATOR agrees and acknowledges that until all of the OWNER’S grain has been delivered, the OWNER shall have property rights in the crops produced on the property, and therefore covenants and agrees not to sell or remove any of the crops raised on the premises during the term of this lease until the grain due owner hereunder has been fully delivered or the OWNER has given the OPERATOR written consent to such sale or removal.

8.                                      Care of Property.   The OPERATOR agrees that he will:  a) cultivate and otherwise operate the property in a professional and workmanlike manner, and in accordance with generally recognized and approved agricultural practices; b) when so directed, farm on the contour, or use minimum tillage or no tillage agricultural practices; c) operate the property in conformity with appropriate soil and water conservation practices, and is such a way as to maintain and if possible enhance soil productivity; and d) operate the property in conformity with all required or applicable conservation plans or programs, including but not limited to those subject to the jurisdiction of USDA and EPA and their related agencies.

9.                                    Environmental Compliance:  (a) The OPERATOR warrants that he is knowledgeable of the Federal, State and Local laws and regulations pertaining to the operation of this property with regard to matters of environmental compliance, and the protection and preservation of soil, water and other natural resources; (b) The OPERATOR warrants that he will operate the property in full compliance with all such laws, and will notify the OWNER immediately of any accidents, problems, conditions or occurrences on the property which may threaten compliance with such laws or regulations, or which may result in liability or damage being imposed upon the OWNER; (c) The OPERATOR warrants that all fertilizers, agricultural chemicals, petroleum products and hazardous or toxic wastes or substances in, on, or effecting the property will be handled, used, stored, contained, transported, applied, removed and/or disposed of in accordance with all applicable laws, regulations, manufacturer’s directions and labeling; (d) The OPERATOR acknowledges that he is knowledgeable of the Worker Protection Standard adopted by EPA, and warrants that he will see that the requirements of the Standard are adhered to in regard to the use of application of agricultural chemicals on the property; and (e) The OPERATOR agrees to complete any Environmental Questionnaires or other requests for environmental information solicited by the OWNER.

10.                               Machinery and Equipment:  The OPERATOR shall be responsible for providing the machinery and equipment necessary for planting, cultivating and harvesting the crops, and for any other agricultural operations incidental to operating the property covered by this Lease.  All costs of purchasing, renting, leasing, and operating the machinery and equipment, including the cost of custom operations shall be paid by the OPERATOR, except as otherwise specified herein.

11.                               Weed Control:  The OPERATOR agrees to keep the cultivated areas clean and free from weeds and further agrees to cut or spray weeds, trees and shrubs growing in the fence rows and non-crop areas, as is necessary to keep these areas neat and presentable.  All costs involved in controlling weeds shall be paid by the OPERATOR except as otherwise specified herein.  The OPERATOR agrees to mow the roadsides as often as necessary to present a neat appearance or as directed by OWNER.

12.                             Insect and Disease Control:  The OPERATOR agrees to carry out all approved practices for the control and eradication of corn borer, rootworm, and other crop insects, pests and diseased, as may be necessary, at his own cost, unless otherwise specified herein, or in writing by the OWNER.

13.                             Fertilizers, Lime and Manure:  The OPERATOR agrees to haul out and distribute, as agreed with the OWNER, any manure and/or compost suitable to be used, and to apply at the proper time and in the proper manner all fertilizers and agricultural lime.  Further, the OPERATOR will, upon request, provide the OWNER with receipts, sale tickets, application records, and other documentations showing the use or application of all agricultural chemicals to which state, federal or local record keeping requirements apply.  The OPERATOR shall be responsible for all costs of purchasing, transporting, and applying manure, fertilizers, and agricultural lime, except as otherwise agreed herein or in writing by the OWNER.

14.                             Improvements:  The OPERATOR agrees to perform ordinary maintenance tasks and will otherwise properly maintain all buildings, tile lines, fences, irrigation equipment, water systems and other improvements on the premises, and shall yield them up to the OWNER at the end of the lease term in good order and condition as the beginning thereof, normal wear and tear excepted.  The OPERATOR further agrees to provide labor and to haul such materials as may be necessary for said maintenance, and to provide the labor and materials necessary to make minor repairs to said improvements that are or may be due as a result of ordinary wear and tear.  The OPERATOR shall be solely responsible for the cost of making repairs to improvements which have been damaged or destroyed because of the OPERATOR’S failure to maintain, or otherwise because of OPERATOR’S neglect, abuse, negligence, or lack of attention.  It is mutually understood and agreed that the OWNER shall not be obligated to replace any improvements lost or destroyed, regardless of whether or not such loss was covered by insurance.

15.                               Improvements Made by OPERATOR:  It is mutually understood and agreed between the parties hereto that all buildings, fences and improvements of every kind and nature that may be erected upon the above described property during the term of this lease by the OPERATOR shall be deemed as additional rent and shall inure to the premises and become the property of the OWNER unless permission to erect and remove the same shall be obtained beforehand, in writing, and made a part of this lease.

16.                             Insurance:  The OPERATOR shall carry the following types and minimum coverage of insurance:  (a) Worker’s Compensation Insurance as required under the laws of the state where the property is located; (b) Comprehensive General Liability Insurance, including Employer’s Liability, with respect to the

OPERATOR’S use and occupancy of the premises and all operations incidental thereto, with limits of not less than $500,000 per occurrence and which names the OWNER as additional insured.  This insurance shall also provide contractual liability insurance covering the obligations assumed by the OPERATOR; and (c) Automobile Liability Insurance on all owned, non-owned, hired or leased automotive equipment in conjunction with operation, in amounts not less than $500,000 per occurrence; and d) If required by the OWNER, crop or crop/revenue insurance coverage.  If crop or crop/revenue insurance is required, it will be set forth in Operating Covenant 29, below.  The OPERATOR hereby certifies that all applicable insurance coverage’s are currently in effect and will remain in effect and unchanged throughout the term of this lease and will provide a certificate of insurance to OWNER upon request.

17.                               Expiration of Term:  The OPERATOR covenants with the OWNER, at the expiration of the term of this lease, to yield up possession to the OWNER, without further demand or notice, in as good order and condition as when the same was entered upon by the OPERATOR, loss by fire or inevitable accidents or ordinary wear and tear excepted.  If the OPERATOR fails to deliver up said premises, the OPERATOR agrees to pay the OWNER liquidated damages in the amount of $100 per day for all time that he may continue in possession of the premises after the expiration of the lease.

18.                               Binding on Heirs:  Except as provided in Paragraph 29, and except as may be mutually agreed by the parties, the provisions of this Lease shall be binding upon the heirs, executors, administrators, and successors of both the OWNER and the OPERATOR in like manner as upon the original parties.  The rights referred to herein shall not include subleasing or assignment as set forth above.

19.                             Partnership Not Created:  This lease should not be construed as giving rise to a partnership, and neither party shall be liable for debts or obligation of the other without written consent, and OPERATOR has not authority to insure any obligation on behalf of the Property OWNER.

20.                             Notices:  Except as otherwise expressly provided by law, any and all notices or communications required or permitted by this lease or by law to be served on or given to either party hereto by the other party shall be in writing and shall be deemed to be duly served and given when personally delivered, or deposited in the United States Mail, First Class, postage pre-paid, addressed to the party at their last know address.

21.                               Time of Essence:  Time is expressly declared to be of the essence in this Lease.

22.                             Farm Programs:  Participation of this property in any Local, State or Federal agricultural, conservation or similar programs, and compliance with the terms and conditions of such programs shall be subject to the direction and control of the OWNER.

23.                               Death or Incapacity of OPERATOR:  The OPERATOR agrees that this lease is a personal services contract with the OWNER, and that in the event of the OPERATOR’S death or disability prior to commencement of farming operations or payment of all rent due hereunder, whichever occurs first, this lease shall, at the OWNER’S option, not take effect and shall be null and void.

24.                               Termination – Compensation for Work Done:  The OPERATOR acknowledges and agrees that this lease will terminate on the date set forth under TERM, above, and that OPERATOR is not authorized to provide labor or inputs of any kind in anticipation of growing crops to be harvested following the termination date (i.e. wheat), without the written approval of the OWNER.  The OPERATOR shall not be entitled to reimbursement for labor or inputs voluntarily provided, without prior written approval.  Where approval has been granted, reimbursement shall be at a rate not in excess of the custom rates published by the local State University or County Extension Office.

25.                               Possession–Liability:  The OWNER shall not be liable in damages for its failure to deliver possession of the premises for any cause beyond its control.

26.                             Extension of Term–Amendments:  The parties hereto agree that no act of either party or both parties hereunder shall be construed as an extension of this Lease or any change in its terms unless the same is reduced to writing and signed by both parties.

27.                               Oil, Gas and Minerals:  This lease is subject to all oil, gas or mineral leases heretofore or hereafter executed by the OWNER.  The OPERATOR agrees to allowing exploration companies to enter upon the leased premises and make such exploration and drilling as may be proper at any time upon agreement by the exploration companies to pay for all damages to growing crops of the OPERATOR and growing crops and property of the OWNER.  Upon request, the OPERATOR shall be notified by the OWNER of known or anticipated oil, gas or mineral exploration activity.

28.                             General:  (a) It is mutually understood and agreed that this lease shall be governed by the laws of the state in which the property is located.  It is further recognized by the parties that certain form provisions off this lease may not apply due to the particular type of agricultural operation covered.  Therefore, this lease shall be understood and interpreted in a manner consistent with the actual agricultural operation covered herein, and the applicable laws of the state in which the property is located.

29.                               Ethanol Plant Construction and Operation:  OPERATOR acknowledges that OWNER is constructing an ethanol plant on adjoining property.  During the term of this Agreement the OWNER may require that various OWNER directed companies perform duties on the property being custom farmed by OPERATOR.

IN WITNESS WHEREOF, the parties hereto have entered into the Farm Lease and Security Agreement on the date first above written.

Farm Bureau
Operator’s Liability Insurance Co.

Farm Bureau (Geneva)
Operator’s Insurance Agency

402-759-4407
Operator’s Insurance Agency Phone #

Bettger Bros	Paul E. Bettger	47-076-2554
OPERATOR		Fed. ID. #

4-30-06
Date Signed

/s/ Donald Gales
OWNER